EXHIBIT 10.8

AMENDMENT TO

COMBIMATRIX CORPORATION

2006 STOCK INCENTIVE PLAN

Section V.A of the CombiMatrix Corporation 2006 Stock Incentive Plan (the “Plan”) has been amended, as of September 30, 2012, to reduce the number of shares of Common Stock reserved for issuance over the term of the Plan by 3,000,000 shares.